________________________________________________________________________________

                                                                    EXHIBIT 99.1
 [GRAPHIC OMITTED]
   Ocwen                                          Ocwen Financial Corporation(R)
________________________________________________________________________________

FOR IMMEDIATE RELEASE                       FOR FURTHER INFORMATION CONTACT:
                                               Robert J. Leist, Jr.
                                               Senior Vice President &
                                                  Principal Financial Officer
                                               T: (561) 682-7958
                                               E: robert.leist@ocwen.com
                                                  ----------------------


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                          THIRD QUARTER 2006 NET INCOME

West Palm Beach, FL - (October 26, 2006) Ocwen Financial Corporation (NYSE:OCN) today reported net income of $17.0 million or $0.27 per share for the third quarter of 2006. This compares to $7.9 million or $0.13 per share for the third quarter of 2005. For the nine months ended September 30, 2006, net income was $192.6 million or $3.06 per share as compared to $13.2 million or $0.21 per share for the same period in 2005. Pre-tax income in the third quarter of 2006 was $26.4 million as compared to $10.2 million in the third quarter of 2005. For the nine months ended September 30, 2006, pre-tax income was $65.2 million as compared to $18.3 million in the comparable period of 2005. Year to date results in 2006 include a tax benefit of $127.4 million, primarily reflecting the second quarter reversal of $145.2 million of the valuation allowance that had been established in prior years.

Chairman and CEO William C. Erbey stated "Our third quarter pre-tax results reflect progress in achieving our goals of growing revenues while containing operating costs. Our revenues grew by 13.7% as compared to the third quarter of last year and 13.3% year to date. At the same time, our operating expenses in 2006 grew by only 1.4% and less than 1% in the third quarter and year to date periods, respectively. Our pre-tax third quarter results were driven primarily by the continued strong performance of our Residential Servicing segment which contributed $23.9 million of pre-tax income to the quarter. Our Residential Origination Services segment also had a strong quarter, reporting $5.6 million of pre-tax income, reflecting improved results in a number of our services units. These gains were partially offset by small losses in our other two segments and expenses in Corporate.

Our total assets increased by $58.6 million as compared to December 31, 2005. This increase reflects an increase of $149 million in our deferred tax assets resulting primarily from the reversal of our valuation allowance in the second quarter, as well as an increase of $98.1 million in our servicing advances, largely due to growth in our portfolio during the year. In addition, we reported increases of $141.8 million in cash and equivalents and $25.2 million in mortgage servicing rights, as new purchases exceeded amortization. Our other assets category includes an increase of $45.8 million representing our equity investment in Bankruptcy Management Solutions, Inc. These increases were partially offset by a decline of $411.8 million in our loans held for resale, primarily reflecting the securitization in the first quarter of this year of a large loan portfolio held for that purpose as of December 31, 2005. Our leverage has improved in the first half of the year as reflected by an equity to assets ratio of 28.1% as of September 30, 2006 as compared to 18.7% as of December 31, 2005.

During the third quarter, we merged our Business Process Outsourcing segment with the Residential Origination Services segment, reflecting our focus on providing outsourcing services to the residential mortgage loan industry. This action will enable us to achieve cost reductions."

Residential Servicing
                                               Three months                     Nine months
                                       ----------------------------    ----------------------------
For the periods ended September 30,        2006            2005            2006            2005
-----------------------------------    ------------    ------------    ------------    ------------
Revenue ..........................     $     87,455    $     71,074    $    250,305    $    207,980
Operating expenses ...............           56,150          57,557         170,453         179,598
Other income (expense) ...........           (7,362)         (5,821)        (19,969)        (15,140)
                                       ------------    ------------    ------------    ------------
Pre-tax income (loss) ............     $     23,943    $      7,696    $     59,883    $     13,242
                                       ============    ============    ============    ============

     o As of September 30, 2006, we were the servicer of approximately 453 thousand loans with an unpaid principal balance (UPB) of $50.8 billion as compared to approximately 369 thousand loans and $42.8 billion of UPB at December 31, 2005.
     o Revenue in the 2006 periods reflects increased servicing fees and float income from a larger servicing portfolio and higher interest rates.

Ocwen Financial Corporation
Third Quarter 2006 Results
October 26, 2006

     o The decline in operating expenses in the 2006 periods reflects a reduction in interest paid to investors related to loan pay-offs and cost reductions reflecting process improvements and automation. Partially offsetting these reductions were increases in amortization expenses due to the increased servicing portfolio and a provision in the second quarter of 2006 to increase litigation reserves related to ongoing cases.

Commercial Servicing

                                               Three months                     Nine months
                                       ----------------------------    ----------------------------
For the periods ended September 30,        2006            2005            2006            2005
-----------------------------------    ------------    ------------    ------------    ------------
Revenue ...........................    $      2,269    $      6,262    $      8,468    $     15,260
Operating expenses ................           2,629           3,885           8,263          12,282
Other income (expense) ............             106            (314)             88            (559)
                                       ------------    ------------    ------------    ------------
Pre-tax income (loss) .............    $       (254)   $      2,063    $        293    $      2,419
                                       ============    ============    ============    ============

     o Revenue and expense declines primarily reflect the sale of GSS Japan and reduced revenue and expenses in GSS Taiwan reflecting reduced activity at that location.

Ocwen Recovery Group

                                               Three months                     Nine months
                                       ----------------------------    ----------------------------
For the periods ended September 30,        2006            2005            2006            2005
-----------------------------------    ------------    ------------    ------------    ------------
Revenue ...........................    $      1,740    $      2,712    $      5,797    $      9,799
Operating expenses ................           2,163           3,484           6,725           9,938
Other income (expense) ............              39             122             314             238
                                       ------------    ------------    ------------    ------------
Pre-tax income (loss) .............    $       (384)   $       (650)   $       (614)   $         99
                                       ============    ============    ============    ============

     o The decline in revenue in the 2006 periods primarily reflects a shift in revenue from proprietary assets to lower yielding third-party contracts.
     o Operating expenses declined in 2006 as a result of process improvements, technology enhancements and a greater utilization of India resources.

Residential Origination Services

                                               Three months                     Nine months
                                       ----------------------------    ----------------------------
For the periods ended September 30,        2006            2005            2006            2005
-----------------------------------    ------------    ------------    ------------    ------------
Revenue ...........................    $     20,061    $     17,423    $     54,507    $     48,003
Operating expenses ................          21,349          17,838          64,331          47,209
Other income (expense) ............           6,922             715          19,147           4,425
                                       ------------    ------------    ------------    ------------
Pre-tax income (loss) .............    $      5,634    $        300    $      9,323    $      5,219
                                       ============    ============    ============    ============

     o The improvement in third quarter and year to date 2006 results over the same periods last year primarily reflects improved operating results in our settlement services, property valuation and business process outsourcing operations.
     o Third quarter 2006 results also reflect increased earnings from our UK subprime residual securities over the third quarter of 2005.

Ocwen Financial Corporation
Third Quarter 2006 Results
October 26, 2006


Corporate Items and Other

                                               Three months                     Nine months
                                       ----------------------------    ----------------------------
For the periods ended September 30,        2006            2005            2006            2005
-----------------------------------    ------------    ------------    ------------    ------------
Revenue ...........................    $     (1,376)   $       (561)   $     (1,342)   $       (629)
Operating expenses ................           2,837           1,184           7,084           5,659
Other income (expense) ............           1,647           2,563           4,766           3,646
                                       ------------    ------------    ------------    ------------
Pre-tax income (loss) .............    $     (2,566)   $        818    $     (3,660)   $     (2,642)
                                       ============    ============    ============    ============

     o The third quarter of 2005 includes a one time reversal of reserves as well as gains on debt repurchases that did not occur in 2006.
     o In the first six months of 2005, we retained greater interest expense in Corporate, reflecting the high cash balances we were holding in preparation for debanking, and also incurred expenses in Corporate related to that initiative.

Ocwen Financial Corporation is a leading provider of servicing and origination processing solutions to the loan industry with headquarters in West Palm Beach, Florida, offices in, Orlando, Florida, Downers Grove, Illinois and Atlanta, Georgia and global operations in Canada, Germany, India and Taiwan. We make our clients' loans worth more by leveraging our superior processes, innovative technology and high-quality, cost-effective global human resources. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to the securitization market and our plans to securitize loans and expectations as to the impact of rising interest rates and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 and our Forms 8-K filed during 2006. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
Third Quarter 2006 Results
October 26, 2006


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                   Three months                     Nine months
                                                           ----------------------------    ----------------------------
For the periods ended September 30,                            2006            2005            2006            2005
------------------------------------                       ------------    ------------    ------------    ------------
Revenue
    Servicing and subservicing fees ...................    $     85,580    $     75,776    $    248,437    $    219,807
    Process management fees ...........................          21,601          18,701          59,750          53,107
    Other revenues ....................................           2,968           2,433           9,548           7,499
                                                           ------------    ------------    ------------    ------------
        Total revenue .................................         110,149          96,910         317,735         280,413
                                                           ------------    ------------    ------------    ------------
Operating expenses
    Compensation and benefits .........................          21,331          23,722          69,038          72,449
    Amortization of servicing rights ..................          27,082          22,975          81,034          73,020
    Servicing and origination .........................          13,303          15,703          39,207          44,884
    Technology and communications .....................           6,498           7,589          19,171          22,850
    Professional services .............................           6,984           4,692          22,383          15,425
    Occupancy and equipment ...........................           4,785           4,517          14,584          13,330
    Other operating expenses ..........................           5,145           4,750          11,439          12,728
                                                           ------------    ------------    ------------    ------------
        Total operating expenses ......................          85,128          83,948         256,856         254,686
                                                           ------------    ------------    ------------    ------------
Other income (expense)
    Interest income ...................................          12,466           3,864          36,877          16,960
    Interest expense ..................................         (11,558)         (8,340)        (38,874)        (25,852)
    Gain (loss) on trading securities .................           2,156            (742)          3,483          (3,409)
    Gain (loss) on loans held for resale, net .........             (85)             --          (1,306)             --
    Gain on debt repurchases ..........................              --             897              25             897
    Other, net ........................................          (1,627)          1,586           4,141           4,014
                                                           ------------    ------------    ------------    ------------
        Other income (expense), net ...................           1,352          (2,735)          4,346          (7,390)
                                                           ------------    ------------    ------------    ------------

Income before income taxes ............................          26,373          10,227          65,225          18,337
Income tax expense (benefit) ..........................           9,403           2,282        (127,364)          5,097
                                                           ------------    ------------    ------------    ------------
    Net income ........................................    $     16,970    $      7,945    $    192,589    $     13,240
                                                           ============    ============    ============    ============

Earnings per share
  Basic ...............................................    $       0.27    $       0.13    $       3.06    $       0.21
  Diluted .............................................    $       0.25    $       0.12    $       2.71    $       0.21

Weighted average common shares outstanding
  Basic ...............................................      62,505,740      62,975,006      62,855,616      62,843,375
  Diluted (1) .........................................      71,689,432      77,397,469      71,798,615      63,843,041

(1) For purposes of computing diluted earnings per share, the 2006 periods and the third quarter of 2005 reflect the assumed conversion of our 3.25% Convertible Notes into 7,962,205 and 13,599,019 shares of common stock, respectively. Conversion of the Convertible Notes has not been assumed for the nine months ended September 30, 2005 because the effect would be anti-dilutive.

Ocwen Financial Corporation
Third Quarter 2006 Results
October 26, 2006


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                                    September 30,     December 31,
                                                                                        2006              2005
                                                                                    ------------      ------------
Assets
    Cash .......................................................................    $    192,232      $    269,611
    Trading securities, at fair value
        Investment grade .......................................................         220,833             1,685
        Subordinates and residuals .............................................          46,904            30,277
    Loans held for resale ......................................................         212,895           624,671
    Advances ...................................................................         304,374           219,716
    Match funded advances ......................................................         390,575           377,105
    Mortgage servicing rights ..................................................         173,911           148,663
    Receivables ................................................................          60,043            68,266
    Deferred tax assets, net ...................................................         169,258            20,270
    Premises and equipment, net ................................................          36,347            40,108
    Other assets ...............................................................         105,401            53,801
                                                                                    ------------      ------------
        Total assets ...........................................................    $  1,912,773      $  1,854,173
                                                                                    ============      ============

Liabilities and Stockholders' Equity
    Liabilities
        Match funded liabilities ...............................................    $    356,179      $    339,292
        Servicer liabilities ...................................................         419,732           298,892
        Lines of credit and other secured borrowings ...........................         367,635           626,448
        Debt securities ........................................................         150,329           154,329
        Other liabilities ......................................................          79,805            85,952
                                                                                    ------------      ------------
           Total liabilities ...................................................       1,373,680         1,504,913
                                                                                    ------------      ------------

    Minority interest in subsidiary ............................................           1,905             1,853

    Stockholders' Equity
        Common stock, $.01 par value; 200,000,000 shares authorized;
           62,691,167 and 63,133,471 shares issued and outstanding at
           September 30, 2006 and December 31, 2005, respectively ..............             627               631
        Additional paid-in capital .............................................         180,019           184,262
        Retained earnings ......................................................         355,787           163,198
        Accumulated other comprehensive income (loss), net of taxes ............             755              (684)
                                                                                    ------------      ------------
        Total stockholders' equity .............................................         537,188           347,407
                                                                                    ------------      ------------
           Total liabilities and stockholders' equity ..........................    $  1,912,773      $  1,854,173
                                                                                    ============      ============